                                                                   Exhibit 3.153

                       AMENDED ARTICLES OF INCORPORATION
                                       OF
                                    HHP, INC.

      FIRST: The undersigned incorporator, Carmen N. Evers (whose address is Faegre & Benson, 2200 Norwest Center, 90 South Seventh Street, Minneapolis, Minnesota 55402), being at least 18 years of age, hereby forms a corporation under the laws of the State of Maryland.

      SECOND: The name of the corporation is Cumberland Publishing, Inc.

      THIRD: The purpose for which the corporation is formed is the publication and sales of magazines and related products.

      FOURTH: The post office address of the principal office of the corporation in Maryland is 32 South Street, Baltimore, Maryland 21202.

      FIFTH: The name and post office address of the resident agent of the corporation in Maryland are Corporation Trust Incorporated, 32 South Street, Baltimore, Maryland 21202.

      SIXTH: The authorized capital stock of the corporation is 1,000 shares of common stock, par value $.01 per share.

      SEVENTH: The number of directors of the corporation shall initially be three and may be increased or decreased pursuant to the bylaws of the corporation. The initial directors are:

                                 James A. Alcott
                                  David C. Cox
                              Christopher N. Little

      IN WITNESS WHEREOF, I have executed these Articles and acknowledge the same to be my act.

                                           Signature:


                                           /s/ Carmen M. Evers, Incorporator
                                           -----------------------------------
                                           Carmen M. Evers, Incorporator

Return to:

Carmen M. Evers
Faegre & Benson
2200 Norwest Center
90 South Seventh Street
Minneapolis, MN 55402

                       AMENDED ARTICLES OF INCORPORATION
                                       OF
                                    HHP, INC.

      FIRST: The undersigned incorporator, Carmen N. Evers (whose address is Faegre & Benson, 2200 Norwest Center, 90 South Seventh Street, Minneapolis, Minnesota 55402), being at least 18 years of age, hereby forms a corporation under the laws of the State of Maryland.

      SECOND: The name of the corporation is HHP, Inc.

      THIRD: The purpose for which the corporation is formed is the publication and sales of magazines and related products.

      FOURTH: The post office address of the principal office of the corporation in Maryland is 32 South Street, Baltimore, Maryland 21202.

      FIFTH: The name and post office address of the resident agent of the corporation in Maryland are Corporation Trust Incorporated, 32 South Street, Baltimore, Maryland 21202.

      SIXTH: The authorized capital stock of the corporation is 1,000 shares of common stock, par value $.01 per share.

      SEVENTH: The number of directors of the corporation shall initially be three and may be increased or decreased pursuant to: the bylaws of the corporation. The initial directors are:

                                 James A. Alcott
                                  David C. Cox
                              Christopher N. Little

      IN WITNESS WHEREOF, I have executed these Articles and acknowledge the same to be my act.

                                           Signature:


                                           /s/ Carmen M. Evers, Incorporator
                                           -----------------------------------
                                           Carmen M. Evers, Incorporator

Return to:

Carmen M. Evers
Faegre & Benson
2200 Norwest Center
90 South Seventh Street
Minneapolis, MN 55402